Exhibit 99.1

For Immediate Release –June 30, 2009

For Information Contact:

Curtis L. Hage, Chairman, President and CEO

Sioux Falls, South Dakota

Phone: (605) 333-7556

HF Financial Corp. Completes Repurchase of its Warrant

Held by the U.S. Department of the Treasury

SIOUX FALLS, SD, June 30, 2009 — HF Financial Corp. (NASDAQ: HFFC), today announced that it has completed its repurchase from the United States Department of the Treasury of a warrant to purchase 302,419 shares of the Company’s Common Stock at an exercise price of $12.40 per share.  The Warrant was issued to the Treasury in connection with the sale by the Company of 25,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share.  The repurchase price of the preferred stock was $25 million plus a final accrued dividend of $62,500.  The preferred stock and warrant were issued to the Treasury on November 21, 2008 as part of the voluntary Capital Purchase Program (CPP).  Pursuant to the terms of the Warrant Repurchase agreement, the Company repurchased the Warrant for a purchase price of $650,000.

The repurchase of the Warrant was permitted under the terms of the Securities Repurchase Agreement entered into with the U.S. Department of the Treasury in connection with the CPP, once the Company completed the repurchase of all of its outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, on June 3, 2009.

Curtis L. Hage, Chairman, President and CEO of HF Financial Corp. commented, “Our Board of Directors has previously determined that it is in the best interest of our Company and our stockholders to exit the CPP.  The repurchase of the Warrant completes our exit of the CPP.  The Company can now focus its full attention to its mission of being the leading financial services provider to businesses and individuals in the communities we serve.”

About HF Financial Corp.

HF Financial Corp., based in Sioux Falls, SD, is the parent company for financial service companies, including Home Federal Bank, Mid America Capital Services, Inc., dba Mid America Leasing Company, Hometown Investment Services, Inc. and HF Financial Group, Inc. As of March 31, 2009, the Company had total assets of $1.2 billion and stockholders’ equity of $94.1 million. The Company is the largest publicly traded savings association headquartered in South Dakota, with 33 offices in 19 communities, which includes a location in Marshall, Minnesota. Internet banking is also available at www.homefederal.com.

Forward-Looking Statements.

This news release and other reports issued by the Company, including reports filed with the Securities and Exchange Commission, contain “forward-looking statements” that deal with future results, expectations, plans and performance. In addition, the Company’s management may make forward-looking statements orally to the media, securities analysts, investors or others. These forward-looking statements might include one or more of the following:

•                                          HF Financial Corp.’s future capacity to lend and future lending activities;

•                                          Descriptions of plans or objectives of management for future operations, products or services, transactions and investments;

•                                          Forecasts of future economic performance; and

•                                          Use and descriptions of assumptions and estimates underlying or relating to such matters.

Forward-looking statements can be identified by the fact they do not relate strictly to historical or current facts. They often include words such as “optimism,” “look-forward,” “bright,” “pleased,” “believe,” “expect,”

“anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements about the Company’s expected financial results and other plans are subject to certain risks, uncertainties and assumptions. These include, but are not limited to the following: possible legislative changes and adverse economic, business and competitive conditions and developments (such as shrinking interest margins and continued short-term rate environments); deposit outflows; reduced demand for financial services and loan products; changes in accounting policies or guidelines, or in monetary and fiscal policies of the federal government; changes in credit and other risks posed by the Company’s loan and lease portfolios; the ability or inability of the Company to manage interest rate and other risks; unexpected or continuing claims against the Company’s self-insured health plan; the Company’s use of trust preferred securities; the ability or inability of the Company to successfully enter into a definitive agreement for and close anticipated transactions; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; or other significant uncertainties.

Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Although the Company believes its expectations are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements.